Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen California Select Tax-Free
Income Portfolio
33-46942
811-6623

An annual meeting of the
shareholders of the Nuveen Select
Tax-Free Income Portfolio was held
on July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2.  until their successors shall
3. have been duly elected and
4. qualified;


Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 5,851,015
Withhold 17,362

Lawrence H. Brown
For  5,850,723
Withhold 17,654

Jack B. Evans
For  5,852,423
Withhold  15,954

William C. Hunter
For 5,852,423
Withhold  15,954

David J. Kundert
For 5,852,423
Withhold  15,954

William J. Schneider
For 5,852,423
Withhold  15,954

Timothy R. Schwertfeger
For 5,852,423
Withhold  15,954

Judith M. Stockdale
For 5,849,615
Withhold  18,762

Eugene S. Sunshine
For 5,852,423
Withhold  15,954

5. approve a new Investment
6. Management Agreement .

The number of shares voted in the
affirmative:
5,809,822 and
the number of negative votes:
  40,805

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005
, under
Conformed Submission Type DEF
 14A, accession
number 0000950137-05-007673.